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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Activeworlds.com, Inc. on Form S-8 of our report dated February 8, 2000, except for note 16 as to which the date is April 25, 2000, accompanying the financial statements of Actveworlds.com, Inc. as of December 31, 1999 and for the two years ended.




PANNELL KERR FORSTER, P.C.
Boston, Massachusetts
September 12, 2000